Company Contact: Jordan Serlin 561-997-2602

CENUCO and LANDER Complete Merger

BOCA RATON, FL and LAWRENCEVILLE, NJ, May 23rd, 2005 - Cenuco, Inc. (AMEX: ICU) and Lander Co., Inc today announced the two companies have completed their merger and will begin reporting combined financial information.

The combined companies have begun implementing a platform strategy, which includes the potential acquisition of strategic businesses or individual brands. Lander has also developed and recently launched new product offerings into existing retail relationships, which are intended to expedite its growth strategy.

Cenuco Wireless recently won an award from Orange, the world’s 3rd largest cellular carrier regarding its mobile video software. This award articulates Cenuco’s technology and its ability to broadcast live video from cell phone to cell phone. This application will facilitate Cenuco’s entry into the fast growing content sector.

About the Company
Cenuco, Inc. develops wireless and Internet based software solutions for transmitting live streaming video, and other targeted content, directly onto cellular phones and remote computers. The Company's technology has applications in a variety of markets. The company’s wireless data technology is primarily focused on wireless video monitoring solutions that allow users to view real-time streaming video of security cameras or video content feeds at their home or place of business from anywhere they receive a cellular connection, regardless of the cellular carrier, user's location, or type of cellular phone or wireless device. The Company's products address the fast-growing security, surveillance and Homeland Security markets, and some of its monitoring products have been listed on the Federal General Services Administration (GSA) schedule. These products have also been Windows Mobile Certified by Microsoft, have received BREW certification from Qualcomm, and are listed in the Intel Mobility Catalog. Visit www.cenuco.com for additional information.

Lander Co., Inc. is a manufacturer, marketer and distributor of the leading value brand (LANDER) health and beauty care products. The Company also produces private label brands for a limited number of top retailers through its Canadian facility. With fiscal year 2005 revenues of approximately $72 million, (fiscal year end February 28, 2005) Lander boasts a category leadership position in the rapidly growing marketplace for value health and beauty care (HBC) products - sold in dollar store and value focused retailers such as Wal-Mart and Kmart. www.lander-hba.com

The Lander brand is recognized as the largest specialty bath brand as reported in 2004 by Information Resources, Inc. (IRI), a global provider of market content and business performance management within consumer goods and retail industries. The Company is headquartered in Lawrenceville, New Jersey (5 minutes west of Princeton, New Jersey and mid way between New York and Philadelphia). The company owns and operates two manufacturing and distribution facilities, one in Binghamton, New York and the other in Toronto, Canada.

About the Merger
In the merger, the Company issued shares of a new series of Preferred Stock to the former members of Lander representing 65% of the outstanding shares of capital stock of the Company. The shares of Preferred Stock will be converted into shares of Common Stock representing 65% of the then outstanding shares upon approval of the holders of Common Stock. The Company will file a proxy statement with the Securities and Exchange Commission in connection with the meeting of stockholders to consider and vote upon approval of the conversion of the Preferred Stock as well as certain amendments to the Company’s certificate of incorporation and other matters. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the Company and Lander, including financial statements of Lander. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained by stockholders of the Company for free from the Company by directing such request to the Company.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed stockholder vote relating to the conversion of the Preferred Stock and charter amendments. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-KSB, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the stockholder meeting when it becomes available.

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, 21E of the Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding business plans, future regulatory environment and approval and, the Company's ability to comply with the rules and policies of independent regulatory agencies. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.